Root Promotes Seasoned Leaders from Within and Boosts Growth Efforts with New Business Development Leader

Megan Binkley is promoted to Chief Financial Officer, Jon Allison is promoted to Chief Administrative Officer, and former president of ForeverCar, Jason Shapiro, joins the Root team to lead Business Development.

COLUMBUS, Ohio, May 15, 2023, (GLOBE NEWSWIRE) — Root, Inc. (NASDAQ: ROOT), the parent company of Root Insurance Company, announced today the promotion of two senior leaders and the addition of a Business Development leader.

Megan Binkley, formerly interim Chief Financial Officer, has been named Chief Financial Officer. Jon Allison, formerly Root’s General Counsel, has been named Chief Administrative Officer.

Binkley joined Root in 2019 as Chief Accounting Officer and was promoted to Deputy CFO in 2022. As Deputy CFO, Binkley led all operational elements within the finance organization through the company’s material improvement in profitability. She was named Interim CFO in March 2023. As Chief Financial Officer, Binkley will continue to oversee finance, accounting, treasury, tax, financial reporting, corporate development, reinsurance and reserving, and investor relations. Prior to joining Root, Binkley worked as a senior manager at KPMG U.S. and KPMG Netherlands, primarily serving insurance and banking clients, including many large public companies.

As Chief Administrative Officer, Allison will continue to oversee Root’s legal department, but will also lead the Human Resources organization, as well as the Claims and Customer Service organizations. Allison joined Root in 2017 with extensive regulatory, government affairs, and policy experience operating at public insurance companies. Much of his career was spent in public service and policy advocacy, including serving as Chief of Staff to Ohio Governor Bob Taft and managing the state’s largest business regulatory agency.

“We are thrilled to be promoting these two outstanding leaders,” said Alex Timm, Co-Founder & CEO. “Both have been instrumental in repositioning Root over the last year, showing strong resilience and the ability to navigate challenging times and come out positioned for success. They are experienced operators who have consistently delivered results. The entire Root team is excited for their trajectory and what they will deliver for our customers and shareholders.”

Jason Shapiro joins Root as Senior Vice President of Business Development from ForeverCar where he served as President with responsibility for all operations and revenue generation. At Root, Shapiro will spearhead the expansion of Root’s embedded platform and will focus on growth initiatives. With more than 20 years of leadership and automotive experience, Shapiro brings a strong network and proven results. Prior to ForeverCar, Shapiro served as Vice President, OEM Development at TrueCar and Senior Director, Enterprise Dealer Partnerships at Cox Automotive.

"As a seasoned operator in building and scaling business development functions to drive substantial revenues, we look forward to Jason leading the expansion of our embedded offering,” said Timm. “His deep experience in the automotive industry will allow him to hit the ground running while we continue to scale our platform."

“I’m excited to join the team at Root to leverage their best in class technology to deliver a modern customer experience for shopping, purchasing, and servicing auto insurance,” Shapiro said.

About Root, Inc.
Founded in 2015 and based in Columbus, Ohio, Root, Inc. (NASDAQ: ROOT) is the parent company of Root Insurance Company. Root is revolutionizing insurance through data science and technology to provide consumers a personalized, easy, and fair experience. The Root app has more than 12 million app downloads and has collected more than 20 billion miles of driving data to inform their insurance offerings.

For more information on Root, visit root.com.

Contacts:

Media:
press@root.com

Investor Relations:
ir@root.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws regarding Root, Inc. These forward-looking statements relate to, among other things, expectations about our future business results. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company's control and are difficult to predict. We have based our forward-looking statements on our current expectations, estimates and projections about our industry and our company. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. In accordance with "safe harbor" provisions of the
Private Securities Litigation Reform Act of 1995, we have included in Root's Form 10-K for the year ended Dec. 31, 2022, and other SEC filings, cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. Copies of Root's Form 10-K and other SEC filings are available on the SEC's website, Root's website at
https://ir.joinroot.com/investor-relations or by contacting Root's Investor Relations office.